SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2001 (July 2, 2001)

SIMEX TECHNOLOGIES, INC.

Delaware	0-11419	58-2465647

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

Suite 2100, 225 Peachtree Street, N.E., Atlanta, GA 30303

(Address of principal executive offices)

(770) 642-7973

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     On July 2, 2001, SIMEX A/S, the Norwegian subsidiary of SIMEX Technologies, Inc. purchased all of the assets of Bryne Elektriske A/S, a Norwegian corporation located in Stavanger, Norway that performs commercial and industrial work.

     The purchase price was NOK 15,550,000 or $1,645,000. SIMEX A/S paid $317,460.00 in cash at the closing and issued 2,855,800 shares of its common stock. An additional $185,185.00 is scheduled to be paid in cash on September 1, 2001.

     The foregoing description of the Asset Purchase Agreement is qualified in its entirety to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as an exhibit and which is incorporated herein by reference.

     Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. To be filed by amendment if required.

(b)	Pro Forma Financial Information. To be filed by amendment if required.

(c)	Exhibit

1.1 Asset Purchase Agreement (translation from Norwegian).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMEX TECHNOLOGIES, INC.

(Registrant)

Dated: July 13, 2001	By	/s/ Kjell Jagelid

Kjell Jagelid

Chief Executive Officer and President